                                                                       Exhibit 8

                [LETTERHEAD OF HUNTON & WILLIAMS APPEARS HERE]






                                 June 14, 1995





Virginia Electric and Power Company
One James River Plaza
Richmond, Virginia 23219


                          Medium-Term Notes, Series F
                       Federal Income Tax Considerations
                       ---------------------------------


Gentlemen:

          We have acted as your counsel in connection with the offering of U.S. $200,000,000 maximum aggregate principal amount of your Medium-Term Notes, Series F (the Notes). The Notes will be offered on a continuing basis pursuant to an Indenture dated April 1, 1988, amended and supplemented by a first supplemental indenture dated as of August 1, 1989, (the Indenture) between you and Chemical Bank.

          We have examined copies of (i) the registration statement on Form S-3 to be filed on June 14, 1995, relating to the Notes (the Registration Statement), (ii) the prospectus to be included in the Registration Statement (the Prospectus), and (iii) the Indenture. In addition, we have reviewed such other documents and made such other factual and legal inquiries as we have considered necessary for purposes of this opinion.

          Based on our review, we are of the opinion that the statements and legal conclusions contained in the Prospectus under the caption "SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" are correct and that the discussion does not omit any material matter with respect to the topics covered.

          We consent to the references to our firm under the caption "SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

          The opinions expressed in this letter are solely for your information and use. No other person may rely upon or otherwise use those opinions for any purpose without our express written consent.

                               Very truly yours,

                               /s/ Hunton & Williams

                               HUNTON & WILLIAMS